                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                          Filed by the Registrant [xx]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
        [X] Preliminary Proxy Statement [ ] Confidential, for Use of the
               Commission Only (as permitted by Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [ ] Soliciting Material Pursuant to Rule 14a-12

                     INTREPID TECHNOLOGY & RESOURCES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                              [xx] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1) Amount Previously Paid:

   ----------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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
                      INTREPID TECHNOLOGY & RESOURCES INC.
                            501 BROADWAY, SUITE 200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

 TIME                   10:00 a.m. Mountain Standard Time on Friday,
                        December 12, 2003

 PLACE                  Company's Corporate Headquarters
                        501 W. Broadway, Suite 200
                        Idaho Falls, Idaho 83402

ITEMS OF BUSINESS / PROPOSALS       (1)      To elect five members of the Board
                                             of Directors of the Company to
                                             serve until the next annual meeting
                                             of stockholders or until their
                                             respective successors are elected
                                             and qualified;

                                    (2)      To approve a proposal to amend the
                                             Certificate of Incorporation to
                                             increase the authorized Common
                                             Stock to 185,000,000 shares and
                                             create a class of 5,000,000 shares
                                             of Preferred Stock, par value
                                             $1.00;

                                    (3)      To ratify the appointment of
                                             Balukoff Lindstrom & Co., P.A. as
                                             the Company's independent auditors
                                             for the fiscal year ending June 30,
                                             2004; and

                                    (4)      To transact such other business as
                                             may properly come before the
                                             meeting or any adjournment thereof.

RECORD DATE                         You are entitled to vote if you were a
                                    stockholder at the close of business on
                                    October 15, 2003. A list of stockholders will be available for inspection for 10 days prior to the meeting at the Offices of the Company, 501 Broadway, Suite 200, Idaho
                                    Falls, Idaho 83402.

VOTING BY PROXY                     Whether or not you plan to attend the
                                    meeting, please date and sign the enclosed
                                    Proxy Card and return it in the accompanying envelope which requires no postage if mailed in the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

                                    BY ORDER OF THE BOARD OF DIRECTORS
Idaho Falls, Idaho                  DR. DENNIS D. KEISER
October 15, 2003                    Chairman of the Board, Chief Executive
                                    Officer and President

                                 PROXY STATEMENT

                               GENERAL INFORMATION

Your vote is very important and for this reason the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the proxy's named on the enclosed Proxy Card. This Proxy Statement has been prepared for the Board by management of the Company and is being sent to stockholders on or about November 12, 2003.

                        VOTING SECURITIES AND RECORD DATE

You are entitled to vote your common stock if our records showed that you held your shares as of October 15, 2003. At the close of business on that date a total of 97,930,584 shares of common stock were outstanding and entitled to vote. Each share of the Company's common stock has one vote.

The annual meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. Directors and the ratification of the selection of the independent accountants must be elected by a plurality of the votes cast at the meeting. The nominee receiving the greatest number of votes will be elected. Votes withheld for any nominee will not be counted. The proposed amendment to the Certificate of Incorporation, referred to as the Certificate, must be approved by a majority of all of the outstanding shares of common stock which have no appraisal or similar rights with respect to any of the matters being voted on at the annual meeting.

In voting for the election of directors and the ratification of the selection of the independent accountants, votes may be cast in favor of or withheld, and votes that are withheld will be excluded entirely from the vote and will have no effect. Because the amendments to the Certificate require the approval of a majority of the outstanding shares, if you abstain your vote will have the effect of a no vote. Under the rules of the National Securities Exchanges of which most brokers are members, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from the true owner. Brokers who do not receive instructions are entitled to vote on the election of directors and on the amendments to the Certificate. A broker nonvote will have the same effect as a vote against the proposed amendments to the Certificate and will have no effect on the outcome of the election of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of Common Stock were beneficially owned as of October 15, 2003 by certain stockholders and each of our directors and executive officers as a group.

(a) BENEFICIAL OWNERS WHO OWN MORE THAN FIVE (5) PERCENT OR MORE OF THE COMPANY'S COMMON STOCK

                                Number of Shares
    Name and Address              Beneficially          Percent of
  of Beneficial Owner                Owned                Class
---------------------------     ---------------     ---------------
Cordoba Corporation                  15,615,402               15.89%
c/o David Rodli Law Offices
2001 S. Russell
Missoula, MT 59801

Dr. Dennis D. Keiser (1)              8,968,614                9.03%
501 W. Broadway #200
Idaho Falls, Idaho 83402

Dr. Jacob D. Dustin (2)               5,878,135                5.93%
501 W. Broadway #200
Idaho Falls, Idaho 83402

Donald J. Kenoyer (3)                 6,001,001                6.04%
5395 Marbrisa Lane
Idaho Falls, Idaho 83404

C. Bentley Roth (4)                   5,935,519                6.03%
805 West Idaho, Suite 200
Boise, Idaho 83702

----------

         (1) Dr. Keiser's beneficial shares include 7,059,522 shares of common stock owned by him and his wife and 909,092 owned by his children, and 1,000,000 shares subject to options exercisable within 60 days.

         (2) Dr. Dustin's beneficial shares include 3,406,001 shares of common stock owned by him and his wife and 1,472,134 owned by his children, and 1,000,000 shares subject to options exercisable within 60 days.

         (3) Mr. Kenoyer's beneficial shares include 5,001,001 shares of common stock and 1,000,000 shares subject to options exercisable within 60 days.

         (4) Mr. Roth, a former officer of the Company, has beneficial shares of 5,626,502 shares of common stock owned by him and 309,017 owned by his wife and children.

(b) DIRECTORS AND EXECUTIVE OFFICERS

                                         Amount and Nature of
     Name of Beneficial Owner            Beneficial Ownership       Percent of Class
------------------------------------     --------------------     --------------------
DIRECTORS

Dr. Dennis D. Keiser, (Director and                 8,968,614                     9.03
Officer)

Dr. Jacob D. Dustin, (Director and                  5,878,135                     5.93
Officer)

Michael F. LaFleur, (Director)                      1,644,470                     1.67

William R. Myers, (Director)                          999,463                     1.01

D. Lynn Smith, (Director)                             300,000                        *

All directors and executive officers
as a group                                         17,790,682                    17.69

 * indicates less than 1%

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and executive officers file reports with the Securities and Exchange Commission indicating the number of shares of any equity securities they owned when they became a director or officer and after that any changes in their ownership of common stock. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed copies of these reports and based on a review of those reports we believe that during the year 2003 all
Section 16 recording requirements applicable to our officers and directors were complied with except: All directors were late in filing a Form 5 in 2003, but all filings were made on October 1, 2003.


                              ELECTION OF DIRECTORS

The following five persons have been nominated by the Board of Directors for election at this annual meeting to hold office until the next annual meeting and the election of their successors.

Director nominees standing for election to serve until the Annual Meeting in 2004 are:

                                                                                      DIRECTOR
       NAME            AGE        POSITION WITH COMPANY               RESIDENCE        SINCE
--------------------   ---   -----------------------------------   ----------------   --------
Dennis D. Keiser        64   Director, President and CEO           Idaho Falls, ID        2001
Jacob D. Dustin         55   Director, Vice President, Secretary
                             and Treasurer                         Idaho Falls, ID        2001
Michael F. LaFleur      63   Director                              Baton Rouge, LA        2002
William R. Myers        61   Director                              Las Cruses, NM         2002
D. Lynn Smith           53   Director                              Idaho Falls, ID        2002

DENNIS D. KEISER

Mr. Keiser has served the Company as a director and its president and chief executive officer since 2002. In 2001 he was a founder of Western Technology Management which ultimately merged into the Company. Prior to that he managed a Science and Technology Laboratory for the United States Department of Energy, involved in energy and environmental research and development.

JACOB D. DUSTIN

Mr. Dustin has served as a director, vice president, secretary and treasurer of the Company since 2002. From 1999 to 2000 he was employed by Bechtel Corporation at the Idaho National Engineering and Environmental Laboratory. From 1995 to 1999 he was an employed by Parsons, an architectural and engineering firm. In 1995 he retired from the United States Air Force with the rank of Colonel.

MICHAEL F. LAFLEUR

Mr. LaFleur, a director since 2002, has for the past five years has been managing director of Paloma Resources Group Consultants in the natural resources industry and chairman, chief executive officer and director of Gold Express Corporation from 1990 to 1993. Prior to that, he served in various executive capacities.

WILLIAM R. MYERS

Mr. Myers, a director since 2002, has for the past five years been president of Myers Associates International, Inc., which provides technical and management consulting, business development and construction management for domestic and international firms.

D. LYNN SMITH

Mr. D. Lynn Smith, a director since 2002, has been a Certified Public Accountant for the past thirty years, as a principal in the accounting firm of Galusha, Higgins and Galusha, P.C., of Idaho Falls, Idaho.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES.

During the year ended June 30, 2003, the Board of Directors held four meetings, and three telephone conference meetings. All of the directors attended at least 75% of the meetings of the Board. The members of the Board of Directors serve as the Executive Committee and Nominating Committee. The Compensation Committee and Audit Committee, members are Messrs. D. Lynn Smith, William R. Myers, and Michael F. LaFleur.

The Nominating Committee met once during 2003, recommending the five directors stand for election at the annual shareholders meeting in 2003.

The members of the Audit Committee are currently Messrs. Smith, LaFleur, Myers, and Mr. D. Lynn Smith was appointed as chairman of the Audit Committee in September 2002. The Audit Committee reviews the proposed plan and scope of the Company's annual audit as well as the results when it is completed. The Committee reviews the services provided by the Company's independent auditors and their fees. The Committee meets with the Company's financial officers to assure the adequacy of the Company's accounting principles, financial controls and policies. The Committee is also charged with reviewing transactions that may present a conflict of interest on the part of management or directors. The Audit Committee meets at least quarterly to review the financial results, discuss the financial statements and make recommendations to the Board. Other items of discussion include the independent auditors' recommendations for internal controls, adequacy of staff, and management's performance concerning audit and financial controls. The Audit Committee met two times in 2003.

The Compensation Committee met once in 2002, for the December 20, 2002, approval and issuance of stock options to Company employees and Board members. This stock option issuance is accounted for as fiscal year 2003, ending June 30, 2003.

DIRECTORS' COMPENSATION

During fiscal year 2003, the Board members served without compensation and no fees were accrued or paid to them.

                    MANAGEMENT REMUNERATIONS AND TRANSACTIONS

COMPENSATION OF EXECUTIVE OFFICERS

The following are the executive officers (named executive officers) of the
Company:

     Name                   Age      Position with Company, Principal Occupation
-------------------------   ---   --------------------------------------------------
Dr. Dennis D. Keiser         64   Director, Chairman, Chief Executive Officer and
                                  President since 2001

Dr. Jacob D. Dustin          55   Vice President, Secretary and Treasurer since 2001

                             EXECUTIVE COMPENSATION

The following table shows, for each of the three years ended, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other most highly compensated management employee at June 30, 2003 and the prior two years in all capacities.

                                                                    Deferred        All Other
Name and Principal Position               Annual Compensation(5)  Compensation    Compensation(6)
---------------------------               ----------------------  ------------  ---------------------
                                                                                 Number       Market
                                 Year      Salary       Bonus        Salary     of Shares     Value
                              ---------   ---------   ---------     ---------   ---------   ---------
Dr. Dennis D. Keiser(7)            2003   $  93,538         -0-           -0-   1,050,000   $  11,300
  Chairman, Chief Executive        2002   $  81,200         -0-     $  93,135   7,481,114   $  15,000
  Officer and President            2001         -0-         -0-           -0-         -0-         -0-
  President

----------

         (5) Due to the Company's cash flow situation post-merger with Intrepid Engineering and Western Engineering the Company elected to pay a percentage in salary and defer the balance of the salary and wages as shown in the table above for deferred compensation in 2002 without interest.

         (6) Other Compensation was used in exchange for common shares of equal value and for the merger and engineering evaluation.

         (7) Dennis D. Keiser received Other Compensation as a result of the Iron Mask Mining Company merger with Intrepid and Western Engineering, for 7,293,614 common shares in exchange for shares of equal value from the merging company Iron Mask Mining Company on April 29, 2002, and 187,500 common shares for an engineering evaluation for a market value of $15,000. In fiscal year 2003, he received 1,000,000 common stock options on December 20, 2002, and 50,000 shares of S-8 common stock.

                                                                      Deferred              All Other
Name and Principal Position               Annual Compensation(5)    Compensation          Compensation(6)
---------------------------               ----------------------    ------------      ----------------------

Dr. Jacob D. Dustin(8)             2003     $ 81,120      -0-                -0-      1,030,000     $ 10,900
  Vice President, Secretary,       2002     $ 10,395      -0-       $     46,025      3,938,501     $ 15,000
  and Treasurer                    2001     $ 28,600      -0-                -0-            -0-          -0-

Gary D. Mecham(9)                  2003     $110,185      -0-                -0-      1,340,000     $ 14,200
  Chief Engineer                   2002     $ 93,460      -0-                -0-            -0-          -0-


The Company has a stock option plan in fiscal year 2003 for the issuance of options. The officers did not elect to take deferred compensation but were paid a portion of deferred compensation in common stock during fiscal year 2003.

The Company, on a discretionary basis, may grant options to its executive officers, and key employees under the 2003 Stock Option Plan. As of June 30, 2003, options to purchase 11,615,000 shares were outstanding with 13,410,000 shares remaining available for grant. The following table provides information concerning fiscal year 2003, stock option grants to the Company's executive officers and key employees.

                         Fiscal Year 2003 Option Grants

                              Individual
                               Grants                                     Potential Realizable Value
                Number of     Percent of                                  at Assumed Annual Rates of
               Securities     all Options                                         Stock Price
               Underlying     Granted to      Exercise                      Appreciation Option Term
   Name        Options(10)     Employees       Price         Expires           5%             10%
-----------   ------------   ------------   ------------   ------------   ------------   ------------
D. Keiser        1,000,000           .086            .01     12/20/2007   $      2,763   $      6,105
J. Dustin        1,000,000           .086            .01     12/20/2007   $      2,763   $      6,105
G. Mecham        1,290,000           .110            .01     12/20/2007   $      3,564   $      7,876
D. Kenoyer       1,000,000           .086            .01     12/20/2007   $      2,763   $      6,105
B. Frazee        1,200,000           .103            .01     12/20/2007   $      3,315   $      7,326

----------

         (8) Jacob D. Dustin received Other Compensation as a result of the Iron Mask Mining Company merger with Intrepid and Western Engineering, for 3,751,001 common shares in exchange for shares of equal value from the merging company Iron Mask Mining Company on April 16, 2002, and 187,500 common shares for an engineering evaluation for a market value of $15,000. In fiscal year 2003, he received 1,000,000 common stock options on December 20, 2002, and 30,000 shares of S-8 common stock.

         (9) Gary D. Mecham is not an executive officer. In fiscal year 2003, he received 1,290,000 common stock options on December 20, 2002, and 50,000 shares of common stock.

         (10) All options granted were exercisable as of the option grant date, which was December 20, 2002.

The following table provides information concerning executive officers' and key employees stock options exercised in 2003, and those remaining outstanding at the end of 2003.

                                               Number of Shares Underlying     Value of Unexercised In-the
                 Shares                            Unexercised Options          Money(11) Options at FYE
               Acquired on       Value        -----------------------------   -----------------------------
   Name         Exercise        Realized       Exercisable    Unexercisable    Exercisable    Unexercisable
-----------   -------------   -------------   -------------   -------------   -------------   -------------
D. Keiser               -0-             -0-       1,000,000             -0-             -0-             -0-
J. Dustin               -0-             -0-       1,000,000             -0-             -0-             -0-
G. Mecham               -0-             -0-       1,290,000             -0-             -0-             -0-
D. Kenoyer              -0-             -0-       1,000,000             -0-             -0-             -0-
B. Frazee               -0-             -0-       1,200,000             -0-             -0-             -0-

                         COMPENSATION COMMITTEE REPORT.

The Compensation Committee members are Messrs. Lynn Smith, William Myers, and Michael LaFleur. They are responsible for developing and making decisions with respect to the Company's executive compensation policies. For the upcoming fiscal year 2004, the Committee also intends to review and approve the Company's compensation and benefit plans and administer the key employee and executive officer 2003 Stock Option Plan.

The Company believes that executive compensation should reflect value created for stockholders in furtherance of the Company's strategic goals. The following objectives are among those utilized by the Compensation Committee:

1. Executive compensation should be meaningfully related to long-term and short-term value created for stockholders.

2. Executive compensation programs should support the long-term and short-term strategic goals and objectives of the Company.

3. Executive compensation programs should reflect and promote the Company's overall value, business growth and reward individuals for outstanding contributions to the Company.

4. Short and long term executive compensation are critical factors in attracting and retaining well-qualified executives.

BASE SALARY -- The Compensation Committee, in determining the appropriate base salaries of its executive officers, generally considers the level of executive compensation in similar companies in the industry. The Compensation Committee also considers (i) the performance of the Company and contributing roles of the individual executive officers, (ii) the particular executive officer's specific experience and responsibilities, and (iii) the performance of each executive officer, and (iv) it should be noted as indicated in the Summary Compensation Table

----------

         (11) A stock option is considered to be "in-the-money" if the price of the related stock is higher than the exercise price of the option. The closing market price of the Company's common stock was $.006 per share on the Over the Counter Bulletin Board Market at the close of business on June 30, 2003.

above that the executive officers received a portion of their salary and the balance was deferred. The base salaries for 2003, were established by the Committee at levels believed to be at or somewhat below competitive amounts paid to executives of companies in the environmental industry with comparable qualifications, experience and responsibilities. During 2003, Dr. Dennis D. Keiser, the Chief Executive Officer of the Company, received a base salary of $93,538, which the Committee believes to be below average for the base salary of chief executive officers with comparable qualifications, experience and responsibilities of other companies in the engineering and mining industry. The base salary of Dr. Jacob D. Dustin was $81,120 and is also below the industry average for his appointment as Vice President, Secretary and Treasurer. The executive officers, Dr. Keiser and Dr. Dustin, both voluntarily deferred 45% and 35% of their base salaries respectively for the entire fiscal year 2003, and then forgave the same in an effort to assist the Company meet its cash flow requirements and to help reduce the Company liabilities.

The Company does not provide any retirement, pension, or 401(k) plan for any employees.

ANNUAL INCENTIVES -- The bonus program provided for no bonuses in 2003. The Compensation Committee has not yet approved a management bonus plan for 2004.

LONG-TERM INCENTIVES -- The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the stock option program are to align executive officer compensation and shareholder return, and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company's common stock. In addition, grants of stock options to executive officers and others are intended to retain and motivate executives to improve long-term corporate and stock market performance. Stock options are to be generally granted at no less than market values on the grant date, and will only have value if the Company's stock price increases above the grant price.

         o        D. Lynn Smith, Chairman

         o        Michael F. LeFleur

         o        William R. Myers

            THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK AND CREATE A CLASS OF PREFERRED STOCK

The Company currently has 135,000,000 shares of authorized common stock, and no preferred stock. The Board of Directors has approved an amendment to the Certificate which would allow the total number of shares of all classes of stock to be 190,000,000 and divides that between 185,000,000 shares of common stock $.005 par value and 5,000,000 of preferred stock par value $1.00 per share. This amendment would increase the present number of authorized common shares from 135,000,000 to 185,000,000 and create a new class of preferred stock to be issued on terms, conditions and the like as established by the Board of Directors in the issuance of such shares.

The following is the text of the proposed amendment to Article V (Fifth) to the Company's Articles of Incorporation as follows:

                  The total number of shares which the corporation shall have authority to issue is: one hundred ninety million (190,000,000), of which one hundred eighty-five million (185,000,000) shares at the par value of $.005 each shall be designated common stock and of which five million (5,000,000) shares at the par value of $1.00 shall be designated preferred stock.

                  Shares of preferred stock may be issued from time to time in one or more series, each of such series to have distinctive serial designations which may be by distinguishing number, letter, or title as shall hereafter be determined together with such voting powers, rights of redemption, dividends and liquidation preferences all of which shall hereafter be determined in the resolution or resolutions providing for the issue of such preferred stock from time to time adopted by the Board of Directors of the Company, pursuant to authority so to do which is hereby conferred upon and invested in the Board of Directors.

VOTE REQUIRED

The affirmative vote of the majority of the outstanding shares of common stock is required to approve the amendment. If approved, no further stockholder approval would be required to issue shares of either common stock or preferred stock.

PURPOSES AND EFFECTS OF THE AMENDMENT

Additional financing may be required in the future in order for the Company to continue to expand its business activities as well as to assure the availability of an adequate supply of authorized but unissued shares for existing stock options. As of October 15, the Company had issued 97,930,584 shares of common stock outstanding and stock options exercisable for an additional 11,615,000 shares. If the Company only had a balance of approximately 26,000,000 shares available for issuance, its financing options could be severely limited. And, hence, an increase in the common stock seems prudent at this time. The Board also determined that to increase its overall flexibility in future financing, a class of preferred stock should be authorized and the proposed amendment includes this feature.

Preferred shares give the Board of Directors considerable flexibility in designing an equity financing in that the proposed amendment would authorize the Board of Directors to set the terms and conditions of the preferred stock; i.e., its voting rights, its liquidation preference, and features which would allow the preferred to be converted into common stock under certain conditions. Because these type of conditions are transaction oriented, the Board would need the flexibility to design an equity security to fit its financing need.

Stockholders of the Company have no preemptive rights with respect to additional shares being authorized.

The issuance of any additional shares of common stock will have the effect of diluting the percentage of stock ownership and voting rights of present holders and may have an anti-takeover effect in that it would enhance the ability of the Company to issue additional shares which could be used to thwart persons or otherwise dilute the stockholdership of stockholders seeking to control the Company. The Company is not aware of any effort to accumulate the Company's securities or to obtain control of the Company by means of a tender offer proxy contest or otherwise.

Presently, the Company has no plans, commitments, or other understandings with regard to the additional shares proposed for authorization. The Board determined that it was in the best interest of the Company to have these shares available for issuance if necessary so future financing would not be delayed pending stockholder approval.

BOARD RECOMMENDATION

The Board of Directors recommends a vote FOR the adoption of the proposal to amend the certificate to increase the authorized common and create a class of preferred stock.

              AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR

The Audit Committee of the Company is responsible for assisting the Board in monitoring the integrity of the financial statements of the Company. Management is responsible for the Company's internal controls and the financial reporting process. The external auditor's responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee these processes. As part of its activities, the committee:

1. reviewed and discussed with management the audited financial statements of the Company;

2. discussed with the independent auditors the matters required to be communicated under Statement and Auditing Standards No. 61 (Communications with Audit Committees);

3. received the written disclosures and letter from the independent auditors required by Independent Standards Board Standard No. 1 (Independent's Discussion with Audit Committee); and

4.       discussed with independent auditors their independence.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements of the Company for the year end of June 30, 2003, be included in the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission.

The Audit Committee of the Company, which has not yet adopted a charter consists of the following members:

         o        D. Lynn Smith, Chairman

         o        Michael F. LeFleur

         o        William R. Myers

AUDIT FEES

The aggregate fees billed to us by Balukoff Lindstrom & Co. PA, for the audit of our financial statements for the fiscal years ended June 30, 2002, and 2003, and for reviews of financial statements included in our quarterly reports on Form 10-QSB, for the fiscal years 2002, and 2003, respectively were $43,490. There were no other services performed by Balukoff Lindstrom & Co. PA, for the Company.

                THE PROPOSAL TO RATIFY THE SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has appointed Balukoff Lindstrom & Co. PA (Balukoff, Lindstrom) as independent auditors to audit the financial statements of the Company for the year ended June 30, 2004. Balukoff, Lindstrom has examined the financial statements of the Company for the fiscal years ending June 30, 2002, and 2003. Representatives of Balukoff, Lindstrom are expected to be present at the Annual Meeting and will be available to answer questions and will have the opportunity to make a statement if they desire to do so.

While not required to do so, the Board of Directors has submitted the selection of Balukoff, Lindstrom to serve as our external auditors for the fiscal year ending June 30, 2004, for ratification or to ascertain the views of the stockholders on this appointment.

BOARD RECOMMENDATION

The Board of Directors recommends that you vote FOR ratification of the selection of Balukoff Lindstrom & Co. PA as the independent auditors of the Company for the fiscal year ending June 30, 2004. Proxies will be voted FOR ratified this selection unless otherwise specified.

                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2004 Annual Meeting, the written proposal must be received at our principal executive offices at 501 Broadway, Suite 200, Idaho Falls, Idaho 83402, Attn: Corporate Secretary, on or before June 15, 2004. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of a shareholder proposal in Company sponsored proxy materials.

                                VOTING BY PROXIES

A properly executed proxy will be voted in accordance with its terms. Unless you indicate otherwise, the Proxy Card will be voted FOR the election of directors to serve as indicated, FOR the approval of the proposal to amend the Certificate to increase the authorized common stock and create a class of preferred stock, FOR the ratification of Balukoff Lindstrom & Co. PA as the

Company's independent accountants, and in the discretion of the proxy for any other proposal that may properly come before the meeting. A proxy may be revoked at any time before it is voted.

At the date of this Proxy Statement, the Board of Directors know of no other matters which will be presented for consideration at the Annual Meeting.

                                  OTHER MATTERS

All expenses in connection with this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone, telegram, mail or in person. The Company may also reimburse brokers and other custodians nominees and fiduciary holding shares in their names for their reasonable expenses in sending material to the beneficial owners of shares and obtain their proxies.

Copies of the Company's annual report are on Form 10-KSB for the year ended June 30, 2003, may be obtained without charge by writing to the Company at 501 Broadway, Suite 200, Idaho Falls, Idaho, 83402, Attn: Corporate Secretary, or by telephone request to (208) 529-5337.

                                           INTREPID TECHNOLOGY & RESOURCES, INC.

                                           /s/ Jacob D. Dustin
                                           -------------------------------------
                                           Jacob D. Dustin, Secretary

                    INTREPID TECHNOLOGY AND RESOURCES, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                  FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Dennis D. Keiser and Jacob D. Dustin, and either of them, proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote as designated below, all shares of Common Stock of Intrepid Technology and Resources, Inc. standing in the name of the undersigned on the books of said corporation, at the Annual Meeting of Stockholders to be held on December 12, 2003, at the offices of the corporation and at any adjournment thereof.

The undersigned instructs such proxies to vote as specified below with the understanding that unless a contrary choice is specified, this proxy will be voted FOR proposals 1-3 and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof:

1. Proposal to elect five members of the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.

                                                               For    Against   Abstain
                                                               ---    -------   -------

             Dr. Dennis D. Keiser                              [ ]      [ ]       [ ]

             Dr. Jacob D. Dustin                               [ ]      [ ]       [ ]

             Michael R. LaFleur                                [ ]      [ ]       [ ]

             William R. Myers                                  [ ]      [ ]       [ ]

             D. Lynn Smith                                     [ ]      [ ]       [ ]

2.       Proposal to amend the Certificate of Incorporation    [ ]      [ ]       [ ]
         to  increase the authorized Common Stock to
         185,000,000 shares and create a class of 5,000,000
         shares of Preferred Stock, par value $1.00;

3.       Proposal to ratify the appointment of Balukoff        [ ]      [ ]       [ ]
         Lindstrom & Co., P.A. as the Company's independent
         auditors for the fiscal year ending June 30, 2004


DATED:
       ----------------------------      --------------------------------------
                                         Please Sign Proxy Exactly as Your Name
                                         Appears on Share Certificate

*Joint owners should each sign personally

If signing in a representative capacity, please indicate your official position.